SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



Date of Report (Date of earliest event reported)  June 12, 1998
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                              MPM TECHNOLOGIES, INC.
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                    (Exact name of registrant as specified in its charter)


     Washington                    0-14910                  81-0436060
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(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)



                    222 W. Mission, Ste.  30 Spokane, WA  99201
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                    (Address of principal executive offices)

Registrant's telephone number, including area code          (509) 326-3443
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                                      N/A
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          (Former name or former address, if changed since last report)























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ITEM 5.  OTHER EVENTS.

On June 12, 1998 the Registrants shareholders approved Amended and Restated Articles of Incorporation. Among the amendments to the Registrants Articles of Incorporation were the following:

1.   Approval of a 1 for 9 reverse split of the Company's issued and outstanding shares of Common Stock;

2. The authorized capital stock of the corporation was amended to consist of Common Stock and Preferred Stock.;

The total number of shares of Common Stock that the corporation will have authority to issue is One Hundred Million (100,000,000). The shares shall have $.001 par value. All of the Common Stock authorized has equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock has no stated value. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock;

3.   Elimination of  cumulative voting for directors;

4.   Elimination of preemptive rights;

5.   Eliminate directors' personal liability;


6. Provide for indemnification for officers, directors and certain other persons; and

7. Eliminates statutory super-majority voting requirement for certain corporate transactions


NASDAQ has notified the Registrant that the reverse split will become effective for trading beginning on June 18, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MPM TECHNOLOGIES, INC.


Date:   June 12, 1998          By:  /s/Robert D. Little
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                                    Robert D. Little, Secretary

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